Exhibit 10.23

FIFTH AMENDMENT TO THE

DYNEGY INC. 401(k) SAVINGS PLAN

WHEREAS, Dynegy Inc. (the “Company”), has established and maintains the Dynegy Inc. 401(k) Savings Plan (the “Plan”) for the benefit of its eligible employees and the eligible employees of certain participating companies; and

WHEREAS, the Company desires to amend the Plan;

NOW, THEREFORE, BE IT RESOLVED that the Plan shall be, and hereby is amended as follows, effective as of January 1, 2005:

I.

Section 1.1(32) of the Plan is hereby amended in its entirety to provide as follows:

“(32)	Employer: The Company and each other entity that has been designated to participate in the Plan pursuant to the provisions of Article XVIII.”

II.

The following provision is hereby added to the end of Section 3.9(c) of the Plan to provide as follows:

“Notwithstanding the foregoing, if an Eligible Employee’s interest under a qualified plan described in Section 401(a) of the Code is distributed in connection with an acquisition of stock or assets by an Employer or a Controlled Entity, the Eligible Employee’s entire outstanding loan under such plan may be contributed as a Rollover Contribution to this Plan, in accordance with this Section 3.9, provided that the transferor plan provides the Committee with a current favorable IRS determination letter issued to such transferor plan and trust or such other evidence that the Committee in its discretion deems satisfactory to establish that the proposed Rollover Contribution is in fact eligible for rollover to the Plan and is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations. The Committee shall determine, in its discretion, whether or not a distribution is made in connection with an acquisition of stock or assets by an Employer or a Controlled Entity.”

III.

Except as modified herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Fifth Amendment to the Plan to be executed this 28th day of January, 2005, effective as hereinbefore provided.

DYNEGY INC.

By:	/s/ Illegible
Title:	BPC - Chairman